Exhibit 99

n e w s r e l e a s e	Humana Inc.
500 West Main Street P.O. Box 1438 Louisville, KY 40201-1438 http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery Humana Investor Relations (502) 580-3644 e-mail: Rnethery@humana.com

Tom Noland Humana Corporate Communications (502) 580-3674 e-mail: Tnoland@humana.com

Humana Reiterates 2008 Earnings per Share Guidance

and Establishes Date for Second Quarter Earnings Release

•	Continued expectation for full year 2008 EPS of $4.10 to $4.35

•	Second quarter 2008 EPS projection remains at $1.15 to $1.20

•	2Q08 earnings release scheduled for August 4, 2008

LOUISVILLE, KY (June 19, 2008) – Humana Inc. (NYSE: HUM) today reiterated its guidance for diluted earnings per common share (EPS) for the year ending December 31, 2008 in the range of $4.10 to $4.35 with continued expectations for EPS in the range of $1.15 to $1.20 for the quarter ending June 30, 2008 (2Q08).

“Our medical claim reserving methodology has consistently given consideration to differences in provider claim receipt patterns among our various product lines,” said James H. Bloem, the company’s senior vice president, chief financial officer and treasurer. “Analysis of medical claims payments and receipts through May 2008 indicate no adverse prior period development for either full year 2007 or first quarter 2008 medical claims estimates. Additionally, our medical cost trend and medical expense ratio projections remain consistent with those described in our first quarter 2008 earnings release issued on April 28, 2008.”

The company will release its detailed financial results for 2Q08 at 6:00 a.m. eastern on Monday, August 4, 2008, with a conference call and virtual slide presentation at 9:00 a.m. eastern time that same morning.

The live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. The company also suggests web participants visit the site will in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in approximately ten minutes in advance of the call.

For those unable to participate in the live event, the virtual presentation archive will be available in the Presentations section of the Investor Relations page at www.humana.com, approximately two hours following the live web cast. Telephone replays will be available for approximately 48 hours beginning at 12:00 p.m. eastern time on August 4, 2008 and can be accessed by dialing 800-642-1687 and providing the conference ID #25105037.

The company’s second quarter 2008 earnings news release is expected to include financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP). A reconciliation of non-GAAP financial measures to financial results under GAAP, as well as management’s reasons for including the non-GAAP financial measures, will be included in the company’s second quarter news release, a copy of which will be available on the Investor Relations page of www.humana.com on August 4, 2008.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the following company documents, as filed with the Securities and Exchange Commission:

•	Form 10-K for the year ended December 31, 2007;

•	Form 10-Q for the quarter ended March 31, 2008;

•	Form 8-Ks filed during 2008.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.4 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.

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